Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
THIRD QUARTER 2025 RESULTS
Third Quarter 2025 Net Investment Income of $0.35 Per Share
Net Asset Value of $15.54 Per Share
HOUSTON, November 13, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the “Fund”) is
pleased to announce its financial results for the third quarter ended September 30, 2025.
Third Quarter 2025 Highlights
•Net investment income (“NII”), including excise tax and NII related income taxes, of $16.6 million, or
$0.35 per share
•NII before taxes(1) of $17.0 million, or $0.36 per share
•Total investment income of $35.4 million
•Net increase in net assets resulting from operations of $26.5 million, or $0.56 per share
•Return on equity(2) of 14.6% on an annualized basis for the quarter and 11.6% for the trailing twelve-month period ended September 30, 2025
•Net asset value of $15.54 per share as of September 30, 2025
•Declared a regular quarterly dividend of $0.35 per share and a supplemental quarterly dividend of $0.01 per share, both payable in the fourth quarter of 2025, resulting in total dividends declared in the third quarter of
2025 of $0.36 per share
•Completed $74.6 million in total private loan portfolio investments, which after aggregate repayments of debt investments and a decrease in cost basis due to realized losses resulted in a net decrease of $6.7 million in the total cost basis of the private loan investment portfolio
•Completed $6.0 million in total lower middle market (“LMM”) portfolio follow-on investments, which after aggregate repayments of debt investments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net decrease of $2.6 million in the total cost basis of the LMM investment portfolio
In commenting on the Fund’s operating results for the third quarter of 2025, Dwayne L. Hyzak, MSC Income’s
Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the third quarter, which resulted in an annualized return on equity of 14.6% and favorable net investment income. We believe that the quality of the Fund’s existing investment portfolio, combined with the Fund’s existing liquidity, near-term expanded regulatory leverage capacity which will become effective for the Fund at the end of January 2026 and current attractive pipeline of new private loan investment opportunities provide the opportunity for increased net investment income and shareholder dividends as we work to enhance the Fund’s investment portfolio over the next several quarters.”
Third Quarter 2025 Operating Results(3)
The following table provides a summary of the Fund’s operating results for the third quarter of 2025:

	Three Months Ended September 30,
	2025	2024	Change ($)	Change (%)
	(in thousands, except per share amounts)
Interest income	$30,117	$30,236	$(119)	—%
Dividend income	3,652	2,485	1,167	47%
Fee income	1,598	756	842	111%
Total investment income	$35,367	$33,477	$1,890	6%

Net investment income (4)	$16,577	$12,916	$3,661	28%
Net investment income per share (4)	$0.35	$0.32	$0.03	9%

Net increase in net assets resulting from operations	$26,529	$7,371	$19,158	260%
Net increase in net assets resulting from operations per share	$0.56	$0.18	$0.38	211%
The $1.9 million increase in total investment income in the third quarter of 2025 from the comparable period of the prior year was principally attributable to (i) a $1.2 million increase in dividend income, primarily due to a
$0.8 million increase in dividend income from the Fund’s LMM portfolio companies, a $0.2 million increase in dividend income from the Fund’s other portfolio companies and a $0.2 million increase in dividend income from the Fund’s private loan portfolio companies, (ii) a $0.8 million increase in fee income primarily due to a
$0.5 million increase from the refinancing and prepayment of debt investments and $0.3 million increase in fees related to increased investment activity. The $1.9 million increase in total investment income in the third quarter of 2025 includes the impact of an increase of $0.9 million in certain income considered less consistent or non-
recurring, primarily related to a $0.5 million increase in such fee income and a $0.4 million increase in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, in each case when compared to the same period in 2024.
Total expenses, net of waivers, decreased by $1.0 million, or 5.0%, to $18.3 million in the third quarter of 2025 from $19.3 million for the same period in 2024. This decrease was principally attributable to (i) a $1.7 million decrease in interest expense and (ii) a $0.5 million decrease in base management fees, partially offset by a $1.2 million increase in incentive fees. The decrease in interest expense is primarily related to a decreased weighted-
average interest rate on the Fund’s Credit Facilities (as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates and a decrease to the applicable spreads resulting from amendments of the Credit Facilities since the first quarter of 2024, partially offset by an increase in weighted-
average outstanding borrowings used to fund the growth of the Fund’s investment portfolio. The increase in incentive fees, which is after a $0.2 million voluntary permanent waiver provided by the Fund’s investment adviser in the third quarter of 2025, is primarily attributable to an increase in pre-incentive fee NII.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, decreased to 2.0% on an annualized basis for the third quarter of 2025, from 2.2% for the third quarter of 2024, primarily as a result of the decreased base management fee percentage under the amended advisory agreement effective upon the listing of the Fund’s shares of common stock in January 2025.

The $3.7 million increase in NII in the third quarter of 2025 from the comparable period of the prior year was principally attributable to the increase in total investment income and decreased expenses, each as discussed above. NII per share increased by $0.03 per share for the third quarter of 2025, as compared to the third quarter of 2024, to $0.35 per share. The per share increase in NII was after the impact of a 17.8% increase in the weighted-average shares outstanding compared to the third quarter of 2024, primarily due to new shares issued through the Fund’s follow-on equity offering in January 2025 and the dividend reinvestment plan. NII on a per share basis in the third quarter of 2025 is also after a net increase of $0.02 per share resulting from an increase in investment income considered less consistent or non-recurring in nature compared to the third quarter of
2024, as discussed above.
The $26.5 million net increase in net assets resulting from operations in the third quarter of 2025 represents a
$19.2 million increase from the third quarter of 2024. This increase was primarily the result of a (i) $15.5 million increase in the net fair value change of the Fund’s portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the increase resulting from a net fair value increase of $11.2 million in the third quarter of 2025 compared to a net fair value decrease of $4.4 million in the prior year and (ii) a $3.7 million increase in NII as discussed above. The $11.2 million net fair value increase in the third quarter of 2025 was the result of net unrealized appreciation (including the reversal of net fair value depreciation in prior periods on the net realized loss in the quarter) of $21.0 million, partially offset by a net realized loss of $9.9 million. The $4.4 million net fair value decrease in the third quarter of 2024 was the result of net unrealized depreciation of $29.7 million, partially offset by a net realized gain of $25.4 million.
The $9.9 million net realized loss from investments for the third quarter of 2025 was primarily the result of (i)
$8.8 million of realized losses on the restructures of two private loan portfolio investments and (ii) a $2.4 million realized loss on the full exit of a LMM portfolio investment, partially offset by a $1.3 million realized gain on the full exit of a LMM portfolio investment.
The following table provides a summary of the total net unrealized appreciation of $21.0 million for the third quarter of 2025:

	Three Months Ended September 30, 2025
	Private Loan	LMM (a)	Middle Market	Other	Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$8.0	$0.8	$—	$—	$8.8
Net unrealized appreciation (depreciation) relating to portfolio investments	4.8	9.7	(2.6)	0.3	12.2
Total net unrealized appreciation (depreciation) relating to portfolio investments	$12.8	$10.5	$(2.6)	$0.3	$21.0
(a)LMM includes unrealized appreciation on 30 LMM portfolio investments and unrealized depreciation on 13
LMM portfolio investments.
Liquidity and Capital Resources
As of September 30, 2025, the Fund had aggregate liquidity of $183.5 million, including (i) $18.1 million in cash and cash equivalents and (ii) $165.4 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which the Fund maintains to support its investment and operating activities.

Several details regarding the Fund’s capital structure as of September 30, 2025 are as follows:
•The SPV Facility included $300.0 million in total commitments plus an accordion feature that allows the
Fund to request an increase in the total commitments under the facility to up to $450.0 million.
•$234.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 6.2% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of October 1,
2025.
•The Corporate Facility included $245.0 million in total commitments from a diversified group of seven lenders plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300.0 million.
•$145.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.2% based on the applicable SOFR effective for the contractual reset date of October 1, 2025.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 4.04% per year (the “Series A
Notes”). The Series A Notes mature on October 30, 2026.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC of BBB- with a stable outlook. Kroll Bond Rating Agency, LLC reaffirmed its rating in October 2025.
•The Fund’s net asset value totaled $734.4 million, or $15.54 per share.
•The Fund’s debt-to-equity ratio was 0.72x as of September 30, 2025, below the Fund’s targeted leverage range.
Investment Portfolio Information as of September 30, 2025(5)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of September 30, 2025:

	As of September 30, 2025
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	81	55
Fair value	$750.9	$466.7
Cost	$761.1	$369.9
Debt investments as a % of portfolio (at cost)	92.0%	69.8%
Equity investments as a % of portfolio (at cost)	8.0%	30.2%
% of debt investments at cost secured by first priority lien	99.9%	99.9%
Weighted-average annual effective yield (b)	11.3%	12.9%
Average EBITDA (c)	$31.5	$10.7
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 9%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of September 30, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of September 30, 2025.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a weighted-average for the private loan portfolio and a simple average for the LMM portfolio. These calculations exclude certain portfolio companies, including four private loan portfolio companies and three
LMM portfolio companies, as EBITDA is not a meaningful valuation metric for the Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.

The Fund’s total investment portfolio at fair value consists of approximately 60% private loan, 37% LMM, 2%
middle market and 1% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 197% of the cost of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA ratio of 2.9 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.8 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 3.0 to 1.0 and 2.8 to 1.0, respectively.(5)(6)
As of September 30, 2025, the Fund’s investment portfolio also included:
•Middle market portfolio investments in eight portfolio companies, collectively totaling $26.6 million in fair value and $40.0 million in cost basis, which comprised 2.1% and 3.4% of the Fund’s investment portfolio at fair value and cost, respectively; and
•Other portfolio investments in six entities, spread across four investment managers, collectively totaling
$16.0 million in fair value and $14.3 million in cost basis, which comprised 1.3% and 1.2% of the Fund’s investment portfolio at fair value and cost, respectively.
As of September 30, 2025, investments on non-accrual status comprised 1.4% of the total investment portfolio at fair value and 4.6% at cost, and the Fund’s total portfolio investments at fair value were 106% of the related cost basis.
Third Quarter 2025 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Friday, November 14, 2025 at 10:00 a.m. Eastern time to discuss the third quarter 2025 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Fund’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Friday, November 21, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13752821#. An audio archive of the conference call will also be available on the investor relations section of the Fund’s website at https://
www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and MSC Income’s Third Quarter
2025 Investor Presentation to be posted on the investor relations section of the MSC Income website at https://
www.mscincomefund.com.

ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by MSCA; competitive factors; and
such other factors described under the captions “Cautionary Statement Concerning Forward-Looking
Statements” and “Risk Factors” included in MSC Income’s filings with the U.S. Securities and Exchange
Commission (www.sec.gov). MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$1,293	$818	$4,249	$2,643
Affiliate investments	9,268	7,719	28,220	22,891
Non‑Control/Non‑Affiliate investments	24,806	24,940	71,768	75,839
Total investment income	35,367	33,477	104,237	101,373
EXPENSES:
Interest	(8,649)	(10,374)	(25,570)	(29,470)
Base management fees	(4,860)	(5,338)	(14,739)	(15,545)
Incentive fees	(3,321)	(2,136)	(8,775)	(9,364)
Internal administrative services expenses	(173)	(2,368)	(519)	(7,155)
General and administrative	(1,334)	(1,285)	(3,510)	(3,424)
Total expenses before expense waivers	(18,337)	(21,501)	(53,113)	(64,958)
Waiver of internal administrative services expenses	—	2,206	—	6,678
Total expenses, net of expense waivers	(18,337)	(19,295)	(53,113)	(58,280)
NET INVESTMENT INCOME BEFORE TAXES (1)	17,030	14,182	51,124	43,093
Excise tax benefit (expense)	39	(491)	(240)	(570)
Federal and state income and other tax expenses	(492)	(775)	(2,253)	(2,201)
NET INVESTMENT INCOME (4)	16,577	12,916	48,631	40,322
NET REALIZED GAIN (LOSS):
Control investments	—	—	5,305	57
Affiliate investments	(2,321)	—	(2,319)	—
Non‑Control/Non‑Affiliate investments	(7,533)	25,372	(29,127)	23,745
Total net realized gain (loss)	(9,854)	25,372	(26,141)	23,802
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(1,113)	912	(7,014)	4,631
Affiliate investments	9,693	182	12,460	1,166
Non‑Control/Non‑Affiliate investments	12,427	(30,843)	30,440	(30,453)
Total net unrealized appreciation (depreciation)	21,007	(29,749)	35,886	(24,656)
Income tax benefit (provision) on net realized gain (loss) and net unrealized appreciation (depreciation)	(1,201)	(1,168)	317	(3,379)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$26,529	$7,371	$58,693	$36,089
NET INVESTMENT INCOME BEFORE TAXES PER SHARE—BASIC AND DILUTED (1)(3)	$0.36	$0.35	$1.10	$1.07
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (3)(4)	$0.35	$0.32	$1.05	$1.00
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED (3)	$0.56	$0.18	$1.27	$0.90
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED (3)	47,303,204	40,167,985	46,353,334	40,154,730

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$60,753	$69,878
Affiliate investments	392,285	351,360
Non‑Control/Non‑Affiliate investments	807,164	756,269
Total investments	1,260,202	1,177,507
Cash and cash equivalents	18,081	28,375
Interest and dividend receivable	12,245	11,925
Deferred financing costs	3,404	1,985
Prepaids and other assets	4,174	4,254
Deferred tax asset, net	—	625
Total assets	$1,298,106	$1,224,671
LIABILITIES
Credit Facilities	$379,000	$415,688
Series A Notes due 2026 (par: $150,000 as of both September 30, 2025 and December 31, 2024)	149,677	149,453
Accounts payable and other liabilities	1,133	4,723
Payable for securities purchased	563	—
Interest payable	7,395	6,909
Dividend payable	17,016	14,487
Management and incentive fees payable	8,182	8,508
Deferred tax liability, net	782	—
Total liabilities	563,748	599,768
NET ASSETS
Common stock	47	40
Additional paid‑in capital	791,191	689,580
Total overdistributed earnings	(56,880)	(64,717)
Total net assets	734,358	624,903
Total liabilities and net assets	$1,298,106	$1,224,671
NET ASSET VALUE PER SHARE	$15.54	$15.53

MSC INCOME FUND, INC.
Endnotes
(1) The Fund believes presenting NII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since taxes included in NII may include excise taxes, which are not solely attributable to NII, and deferred taxes, which are not payable in the current period.
(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3) All prior period per share amounts have been retrospectively adjusted for a 2-for-1 reverse stock split completed by the Fund, effective as of December 16, 2024.
(4) NII for each period in 2024 and the first quarter of 2025 necessary to present the comparable year-to-date amounts for the nine months ended September 30, 2025 have been revised to include the impact of excise tax and NII related federal and state income and other tax expenses previously included within the total income tax provision. This correction was determined to be immaterial to any impacted prior periods and had no impact on net increases in net assets resulting from operations or the related per share amounts.
(5) Portfolio company financial information has not been independently verified by MSC Income.
(6) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.